                                                                     Exhibit 3.7

                                    Delaware

                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "BI ACQUISITION, LLC" AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF FORMATION, FILED THE TWENTY-THIRD DAY OF JULY, A.D. 1999, AT 9 O'CLOCK A.M.

     CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF AUGUST, A.D. 1999, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.


                                       /s/ Harriet Smith Windsor
                             [SEAL]    -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3074072 8100H                                           AUTHENTICATION: 2389467

030276675                                                         DATE: 04-29-03

                            CERTIFICATE OF FORMATION

                                       OF

                               BI ACQUISITION, LLC

          This Certificate of Formation of BI Acquisition, LLC (the "LLC") has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del. C. (S) 18-101, et. seq.).

          FIRST. The name of the limited liability company formed hereby is BI Acquisition, LLC.

          SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

          THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 22nd day of July, 1999.


                                      /s/ Thomas J. Moratti
                                      ------------------------------------------
                                      Thomas J. Moratti
                                      Authorized Person

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/23/1999
                                                          991305259 - 3074072

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/30/1999
                                                          991363967 - 3074072

                              CERTIFICATE OF MERGER

                                       OF

                         BROADCAST INTERNAT1ONAL, INC.

                                       AND

                               BI ACQUISITION, LLC

          It is hereby certified that:

          1. The constituent business companies participating in the merger herein certified are:

               (i) Broadcast International, Inc., which is incorporated under the laws of the State of Utah; and

               (ii) BI Acquisition, LLC, which is formed under the laws of the State of Delaware.

          2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 18-209 of the Limited Liability Company Act of the State of Delaware, to wit, by Broadcast International, Inc. in accordance with the laws of the State of its incorporation and by BI Acquisition, LLC in the same manner as is provided in
Section 18-209 of the Limited Liability Company Act of the State of Delaware.

          3. The name of the surviving company in the merger herein certified is BI Acquisition, LLC, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the Limited Liability Company Act of the State of Delaware.

          4. The Certificate of Formation of BI Acquisition, LLC, as now in force and effect, shall continue to be the Certificate of Formation of said surviving corporation until amended and changed pursuant to the provisions of the Limited Liability Company Act of the State of Delaware.

          5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving limited liability company, the address of which is as follows:

                    BI Acquisition, LLC
                    c/o Muzak LLC
                    2901 Third Avenue
                    Suite 400
                    Seattle, WA 98121

          6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving limited liability company, on request, and without cost, to any stockholder of each of the aforesaid constituent companies.

          7. The Agreement of Merger between the aforesaid constituent companies provides that the merger herein certified shall be effective on August 20, 1999 insofar as the Limited Liability Company Act of the State of Delaware shall govern said effective date.

Dated: August 30, 1999

                                      BROADCAST INTERNATIONAL, INC.


                                      By: /s/ Mark F. Imperiale
                                          --------------------------------------
                                          Name:  Mark F. Imperiale
                                          Title: Executive Vice President


Dated: August 30, 1999

                                      BI ACQUISITION, LLC


                                      By: /s/ Robert P. MacInnis
                                          --------------------------------------
                                          Name:  Robert P. MacInnis
                                          Title: Vice President